Exhibit 10.8

EMPLOYEE FORM

FRONTVIEW REIT, INC.
2024 OMNIBUS EQUITY AND INCENTIVE PLAN
RESTRICTED STOCK UNIT - NOTICE OF GRANT

FrontView REIT, Inc. (the “Company”), a Maryland corporation and internally managed real estate investment trust, hereby grants to the Grantee set forth below (the “Grantee”) Restricted Stock Units (the “Restricted Stock Units”), pursuant to the terms and conditions of this Notice of Grant (the “Notice”), the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Award Agreement”), and the FrontView REIT, Inc. 2024 Omnibus Equity and Incentive Plan (the “Plan”).  Capitalized terms used but not defined herein shall have the meaning attributed to such terms in the Award Agreement or, if not defined therein, in the Plan, unless the context requires otherwise.  Each Restricted Stock Unit represents the right to receive one Share at the time and in the manner set forth in the Award Agreement.

Date of Grant:	[●]

Name of Grantee:	[●]

Number of
Restricted Stock Units:	[●]

Vesting:	The Restricted Stock Units shall vest pursuant to the terms and conditions set forth in Section 3 of the Award Agreement.

Vesting Start Date:	[●]

The Restricted Stock Units shall be subject to the execution and return of this Notice by the Grantee to the Company within 30 days of the date hereof (including, without limitation, in PDF).

This Notice may be executed by facsimile, electronic signature, web-based approval and notice process or any other process as may be authorized by the Company and in one or more counterparts, each of which shall be considered an original instrument, but all of which together shall constitute one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Notice of Grant as of the Date of Grant set forth above.

FRONTVIEW REIT, INC.

By:
Name:
Title:

GRANTEE

Name: [●]

[Signature Page to Notice of Restricted Stock Unit Grant for FrontView REIT, Inc. 2024 Omnibus Equity And Incentive Plan]

Exhibit A

FRONTVIEW REIT, INC.
2024 OMNIBUS EQUITY AND INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Award Agreement”) is entered into by and between FrontView REIT, Inc. (the “Company”) and the individual set forth on the signature page to that certain Notice of Grant (the “Notice”) to which this Award Agreement is attached.  The terms and conditions of the Restricted Stock Units granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, shall be as set forth in the Notice and this Award Agreement.  Capitalized terms used but not defined herein shall have the meaning attributed to such terms in the Notice or, if not defined therein, in the Plan, unless the context requires otherwise.

1.	No Right to Continued Employee Status or Consultant Service.

Nothing contained in this Award Agreement shall confer upon the Grantee the right to the continuation of his or her Employee status, or, in the case of a Consultant or Director, to the continuation of his or her service arrangement, or in either case to interfere with the right of the Company or any of its Subsidiaries or other Affiliates to Terminate the Grantee.

2.	Term of Restricted Stock Units.

This Award Agreement shall remain in effect until the Restricted Stock Units have fully vested and been settled or been forfeited by the Grantee as provided in this Award Agreement.

3.	Vesting of Restricted Stock Units.

The Restricted Stock Units shall vest in accordance with the following schedule, subject to the Grantee’s not having Terminated prior to such applicable anniversary, such that the Restricted Stock Units shall be fully (100%) vested upon the [●] anniversary of the Vesting Start Date:

Vesting Percentage	Vesting Date

Except as set forth in an employment or severance agreement between the Company or one of the Subsidiaries and the Grantee, if the Grantee Terminates for any reason, the portion of the Restricted Stock Units that have not vested as of such date shall terminate and be forfeited by the Grantee upon such Termination without consideration.

4.	Settlement.

Subject to Section 7 and Section 8, on or as soon as administratively practical following each vesting event pursuant to Section 3 (and no event later than March 15th of year following the year in which the Restricted Stock Units vest), the Company shall deliver to the Grantee a number of Shares equal to the number of Restricted Stock Units that vest upon such vesting event. The Grantee shall have no further rights with respect to any Restricted Stock Units that are settled pursuant to this Section 4 or that are terminated and forfeited pursuant to Section 3.

5.	No Sale or Transfer.

Unless otherwise required by law, the Restricted Stock Units shall not be (a) sold, transferred or otherwise disposed of, (b) pledged or otherwise hypothecated or (c) subject to attachment, execution or levy of any kind, other than by will or by the laws of descent or distribution; provided, that any transferred Restricted Stock Units will be subject to all of the same terms and conditions as provided in the Plan and this Award Agreement and the Grantee’s estate or beneficiary appointed in accordance with the Plan will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority.

6.	No Rights as Stockholder; Dividend Equivalent Rights.

The Grantee shall have no rights as a stockholder with respect to the Shares covered by the Restricted Stock Units until the effective date of issuance of the Shares and the entry of the Grantee’s name as a stockholder of record on the books of the Company following delivery of the Shares in settlement of the Restricted Stock Units.

The Grantee shall have the right to receive payments equal to any cash dividends paid with respect to a corresponding number of Shares to be issued in respect of the Restricted Stock Units. Subject to Section 7, such payments shall be made at the time such cash dividends are paid to shareholders.

7.	Taxation Upon Settlement of the Restricted Stock Units; Tax Withholding.

(a) The Grantee understands that the Grantee will recognize income, for federal, state and local income tax purposes, as applicable, in respect of the vesting and/or settlement of the Restricted Stock Units. The acceptance of the Shares by the Grantee shall constitute an agreement by the Grantee to report such income in accordance with then applicable law and to cooperate with Company and its Subsidiaries in establishing the amount of such income and corresponding deduction to the Company and/or its Subsidiaries for its income tax purposes.

(b) The Grantee is responsible for all tax obligations that arise as a result of the vesting and settlement of the Restricted Stock Units. The Company may withhold from any amount payable to the Grantee an amount sufficient to cover any federal, state or local withholding taxes which may become required with respect to such vesting and settlement or take any other action it deems necessary to satisfy any income or other tax withholding requirements as a result of the vesting and settlement of the Restricted Stock Units. The Company shall have the right to require the payment of any such taxes and require that the Grantee, or the Grantee’s beneficiary, to furnish information deemed necessary by the Company to meet any tax reporting obligation as a condition to delivery of any Shares pursuant to settlement of the Restricted Stock Units. The Grantee may pay his or her withholding tax obligation in connection with the vesting and settlement of the Restricted Stock Units, by making a cash payment to the Company.  In addition, the Company, in its sole discretion, may allow the Grantee, to pay his or her withholding tax obligation in connection with the vesting and settlement of the Restricted Stock Units, by (x) having withheld a portion of the Shares then issuable to him or her upon settlement of the Restricted Stock Units, (y) withholding from proceeds of the sale of Shares acquired by the Grantee upon settlement of the Restricted Stock Units through a voluntary or mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further action by the Grantee), or (z) surrendering Shares that have been held by the Grantee for at least six months (or such lesser period as may be permitted by the Committee) prior to the settlement of the Restricted Stock Units.

8.	Securities Laws

(a) Upon the acquisition of any Shares pursuant to the settlement of the Restricted Stock Units, the Grantee will make such written representations, warranties, and agreements as the Committee may reasonably request in order to comply with securities laws or with this Award Agreement. The Grantee hereby agrees not to offer, sell or otherwise attempt to dispose of any Shares issued to the Grantee upon settlement of the Restricted Stock Units in any way which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law or the laws of any other county) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, or any other federal, state or local law, or the laws of any other country. The Company reserves the right to place restrictions on any Shares the Grantee may receive as a result of the settlement of the Restricted Stock Units.

(b) Notwithstanding anything to the contrary herein, in the event that (i) the Grantee is subject to the Company’s insider trading policy, including any policy permitting officers and directors to sell Shares only during certain “window” periods, in effect from time to time (collectively, the “Policy”) or the Grantee is otherwise prohibited from selling Shares in the public market and any Shares underlying the Grantee’s Restricted Stock Units are scheduled to be delivered on a settlement date (the “Original Settlement Date”) that (A) does not occur during an open “window period” applicable to the Grantee or on a day on which the Grantee is permitted to sell Shares underlying any portion of the Restricted Stock Units that has vested pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Policy, as applicable, or (B) does not occur on a date when the Grantee is otherwise permitted to sell Shares on the open market, (ii) the Grantee does not pay his or her withholding tax obligations by making a cash payment to the Company, and (iii) the Company does not allow the Grantee to satisfy his or her tax withholding obligations by either withholding Shares from the Grantee’s distribution or accepting Shares surrendered by the Grantee, then such Shares shall not be delivered on such Original Distribution Date and shall instead be delivered, as applicable, on (x) the first business day of the next occurring open “window period” applicable to the Grantee pursuant to the Policy, or (y) the next business day on which the Grantee is not otherwise prohibited from selling Shares in the open market, but in no event later than March 15th of year following the year in which the Restricted Stock Units vest.

9.	Modification, Amendment, and Termination of Restricted Stock Units

This Award Agreement may not be modified, amended, terminated and no provision hereof may be waived in whole or in part except by a written agreement signed by the Company and the Grantee and no modification shall, without the consent of the Grantee, alter to the Grantee’s material detriment or materially impair any rights of the Grantee under this Award Agreement except to the extent permitted under the Plan.

10.	Notices

Unless otherwise provided herein, any notices or other communication given or made pursuant to the Notice, this Award Agreement or the Plan shall be in writing and shall be deemed to have been duly given (i) as of the date delivered, if personally delivered (including receipted courier service) or overnight delivery service, with confirmation of receipt; (ii) on the date the delivering party receives confirmation, if delivered by facsimile to the number indicated or by email to the address indicated or through an electronic administrative system designated by the Company; (iii) one business day after being sent by reputable commercial overnight delivery service courier, with confirmation of receipt; or (iv) three business days after being mailed by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

(a) If to the Company at the address below:

FrontView REIT, Inc.
3131 McKinney Avenue, Suite L10
Dallas, Texas 75204
Attn: General Counsel
Phone: (469) 906-7300

(b) If to the Grantee, at the most recent address, facsimile number or email contained in the Company’s records.

11.	Award Agreement Subject to Plan and Applicable Law

This Award Agreement is made pursuant to the Plan and shall be interpreted to comply therewith. The Grantee acknowledges and agrees that a copy of the Plan has been made available to the Grantee and the Grantee has had a reasonable opportunity to review the Plan. Any provision of this Award Agreement inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan. The Plan shall control in the event there shall be any conflict between the Plan, the Notice, and this Award Agreement, and it shall control as to any matters not contained in this Award Agreement. The Committee shall have authority to make constructions of this Award Agreement, and to correct any defect or supply any omission or reconcile any inconsistency in this Award Agreement, and to prescribe rules and regulations relating to the administration of this Award and other Awards granted under the Plan.

This Award Agreement shall be governed by the laws of the State of Texas, without regard to the conflicts of law principles thereof, and subject to the exclusive jurisdiction of the courts therein. The Grantee hereby consents to personal jurisdiction in any action brought in any court, federal or state, within the State of Texas having subject matter jurisdiction in the matter.

12.	Section 409A

The Restricted Stock Units are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and, accordingly, to the maximum extent permitted, this Award Agreement shall be interpreted to be exempt from Section 409A of the Code or, if not exempt, in compliance therewith.  Nothing contained herein shall constitute any representation or warranty by the Company regarding compliance with Section 409A of the Code.  The Company shall have no obligation to take any action to prevent the assessment of any additional income tax, interest or penalties under Section 409A of the Code on any Person and the Company, its Subsidiaries and Affiliates, and each of their respective employees and representatives, shall have no liability to the Grantee with respect thereto.

13.	Headings and Capitalized Terms

Capitalized terms used but not defined herein shall have the meaning attributed to such terms in the Notice or, if not defined therein, in the Plan, unless the context requires otherwise.  Headings are for convenience only and are not deemed to be part of this Award Agreement. Unless otherwise indicated, any reference to a Section herein is a reference to a Section of this Award Agreement.

14.	Severability and Reformation

If any provision of this Award Agreement shall be determined by a court of law of competent jurisdiction to be unenforceable for any reason, such unenforceability shall not affect the enforceability of any of the remaining provisions hereof; and this Award Agreement, to the fullest extent lawful, shall be reformed and construed as if such unenforceable provision, or part thereof, had never been contained herein, and such provision or part thereof shall be reformed or construed so that it would be enforceable to the maximum extent legally possible.

15.	Binding Effect

This Award Agreement shall be binding upon the parties hereto, together with their personal executors, administrator, successors, personal representatives, heirs and permitted assigns.

16.	Entire Agreement

This Award Agreement, together with the Plan and any applicable employment or severance agreement between the Company or one of the Subsidiaries and the Grantee, supersedes all prior written and oral agreements and understandings among the parties as to its subject matter and constitutes the entire agreement of the parties with respect to the subject matter hereof.  If there is any conflict between the Notice, this Award Agreement, any applicable employment or severance agreement between the Company or one of the Subsidiaries and the Grantee and the Plan, then the applicable terms of the Plan shall govern.

17.	Waiver

Waiver by any party of any breach of this Award Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right whether or not of the same or a similar nature. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.